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                                  EXHIBIT 99.1

(REYNOLDS AND REYNOLDS LOGO)                                                NEWS
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        REYNOLDS AND REYNOLDS CFO DALE MEDFORD ANNOUNCES PLANS TO RETIRE

DAYTON, OHIO, FEBRUARY 28, 2005 - The Reynolds and Reynolds Company (NYSE: REY) today reported that Executive Vice President and Chief Financial Officer and Director Dale Medford has announced his intention to retire from the company and its board of directors effective June 1, 2005.

"Dale has made many valuable contributions over the years, but perhaps his most important has been his role as the chief architect of our financial model." said Finbarr J. O'Neill, president and chief executive officer. "That model has generated significant returns for our shareholders and associates and provided the capital that fueled investments for the benefit of our customers. Our customers, associates and shareholders will realize the benefits of Dale's 31 years of tireless efforts for many years to come."

ABOUT REYNOLDS

Reynolds and Reynolds (http://www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. Reynolds serves automotive retailers and OEMs globally through its Incadea solution and a worldwide partner network, as well as through its consulting practice.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made by the company may be identified by the use of words such as "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on November 3, 2004, which is incorporated herein by reference.

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                                                                         REY0512

CONTACT:

MEDIA                                     INVESTORS

Paul Guthrie                              John Shave
937.485.8104                              937.485.1633
paul_guthrie@reyrey.com                   john_shave@reyrey.com